SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                    --------------------------------------


                                  FORM 8-A/A
                                Amendment No. 2

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                NEOPHARM, INC.
         ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                        Delaware                               51-0327886
    ------------------------------------------------        -------------
        (State of incorporation or organization)              (IRS Employer
                                                          Identification Number)

    150 Field Drive, Suite 195, Lake Forest, Illinois              60045
    -------------------------------------------------         ---------------
         (Address of principal executive offices)                 (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates (if applicable): Not applicable.

Securities to be registered pursuant to Section 12(b) of the Act: None.
                                                                  ----

Securities to be registered pursuant to Section 12(g) of the Act:
Preferred Stock Purchase Rights.
-------------------------------

Item 1.  Description of Registrant's Securities to Be Registered.

         Reference is hereby made to the Registration Statement on Form 8-A dated July 7, 2003 and filed with the Securities and Exchange Commission (File No. 000-26898) on July 7, 2003 (the "Original Form 8-A") by NeoPharm, Inc., a Delaware corporation (the "Registrant"), and Amendment No. 1 to the Registration Statement on Form 8-A/A, dated September 24, 2004 and filed with the Securities and Exchange Commission (File No. 001-12493) on September 24, 2004 ("Amendment No. 1"), relating to the rights distributed to the stockholders of the Registrant (the "Rights") in connection with the Preferred Stock Rights Agreement, dated as of June 30, 2003, and as amended by the First Amendment to Rights Agreement, dated as of September 20, 2004 (the "Amended Rights Agreement"), between the Registrant and Computershare Investor Services, L.L.C., a Delaware limited liability company, as Rights Agent. The Original Form 8-A and Amendment No. 1 are incorporated herein by reference.

         On November 11, 2004, the Board of Directors of the Registrant approved and adopted the Second Amendment to Rights Agreement, dated as of November 11, 2004 (the "Amendment"), by and between the Registrant and Computershare. The Amendment amends the Amended Rights Agreement between the Registrant and Computershare, as Rights Agent (such Amended Rights Agreement, as amended by the Amendment, being referred to hereinafter as the "Rights Agreement").

         The Amendment provides that all instances where the percentage "22%" appears in the definition of "Acquiring Person" in the Amended Rights Agreement are changed to "30%." The Amendment has the effect of increasing from 22% to 30% the percentage of outstanding shares of common stock of the Registrant which John N. Kapoor, together with his Affiliates (as defined in the Rights Agreement), must be or become the beneficial owner of before being deemed to be an Acquiring Person (as defined in the Rights Agreement).

         The foregoing description of the Amendment is a general description only and is qualified in its entirety by reference to the Amendment. A copy of the Amendment is attached hereto as Exhibit 3, and is incorporated herein by reference.

Item 2.            Exhibits.

1 Preferred Stock Rights Agreement, dated as of June 30, 2003, between the Registrant and Computershare Investor Services, L.L.C. (incorporated by reference to Exhibit 4.1 to the registrant's Registration Statement on Form 8-A (File No. 000-26898)).

2 First Amendment to Rights Agreement, dated as of September 20, 2004, by and between the Registrant and Computershare Investor Services, L.L.C. (incorporated by reference to Exhibit 2 to the registrant's Registration Statement on Form 8-A/A (File No. 001-12493)).

3 Second Amendment to Rights Agreement, dated as of November 11, 2004, by and between the Registrant and Computershare Investor Services, L.L.C.

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.


November 18, 2004                      NEOPHARM, INC.



                                       By: /s/  Lawrence Kenyon
                                           -------------------------------------
                                       Name: Lawrence Kenyon
                                       Its:  Chief Financial Officer
                                             (Principal Accounting Officer and
                                             Principal Financial Officer)

                                 EXHIBIT INDEX

Exhibit                             Description
-------                             -----------

1 Preferred Stock Rights Agreement, dated as of June 30, 2003, between the Registrant and Computershare Investor Services, L.L.C. (incorporated by reference to Exhibit 4.1 to the registrant's Registration Statement on Form 8-A (File No. 000-26898)).

2 First Amendment to Rights Agreement, dated as of September 20, 2004, by and between the Registrant and Computershare Investor Services, L.L.C. (incorporated by reference to Exhibit 2 to the registrant's Registration Statement on Form 8-A/A (File No. 001-12493)).

3 Second Amendment to Rights Agreement, dated as of November 11, 2004, by and between the Registrant and Computershare Investor Services, L.L.C.

                                                                       Exhibit 3



                     SECOND AMENDMENT TO RIGHTS AGREEMENT

         This SECOND AMENDMENT TO RIGHTS AGREEMENT (this "Amendment"), adopted by the board of directors of NeoPharm, Inc., a Delaware corporation (the "Company"), on November 11, 2004 and dated as of November 11, 2004, is by and between the Company and Computershare Investor Services, L.L.C., a Delaware limited liability company ("Computershare"). Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Rights Agreement (as defined below).

                                   Recitals
                                   --------

         WHEREAS, the Company and Computershare are parties to a Preferred Stock Rights Agreement, dated as of June 30, 2003 (the "Rights Agreement"), which Rights Agreement was amended on September 20, 2004;

         WHEREAS, the Rights Agreement currently provides that John N. Kapoor, Ph.D. ("Kapoor"), one of the founders of the Company, and his Affiliates could be or become the beneficial owner of up to 22% of the Company's Common Shares then outstanding without being deemed to be an Acquiring Person;

         WHEREAS, as of the date hereof, Kapoor and his Affiliates beneficially owned and as of the date hereof beneficially own 21.7% of the Common Shares outstanding;

         WHEREAS, the Board of Directors of the Company has approved certain changes to the definition of the term "Acquiring Person" in the Rights Agreement as more specifically set forth herein to increase from 22% to 30% the percentage of outstanding Common Shares which Kapoor, together with his Affiliates, must be or become the beneficial owner of before being deemed to be an Acquiring Person; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable, and the Company and the other parties hereto desire to evidence such amendment in writing.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         1. Amendment of Section 1(a). Section 1(a) of the Rights Agreement is hereby amended by replacing "22%" with "30%" in each place where "22%" appears in such Section.

         2. Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         3. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

         4. Miscellaneous.

         (a) This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         (b) If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


                           [Signature page follows.]

             EXECUTED as of the date first set forth above.

Attest:                                       NEOPHARM, INC.


                                        By:
/s/ Lawrence A. Kenyon                        /s/ Gregory P. Young
---------------------------                   ----------------------------------
Name:  Lawrence A. Kenyon                     Name:  Gregory P. Young
Title: Chief Financial Officer                Title: President and
         and Secretary                               Chief Executive Officer

Attest:                                       COMPUTERSHARE INVESTOR
                                              SERVICES, L.L.C.


                                        By:
/s/ Carol Wolniakowski                        /s/ Keith Bradley
---------------------------                   ----------------------------------
Name:  Carol Wolniakowski                     Name:  Keith Bradley
Title:    Assistant Secretary                 Title: Vice President